Exhibit 10.2

SECOND AMENDMENT TO

SEED CAPITAL ACCELERATOR LOAN AGREEMENT

AND

SEED CAPITAL LOAN NOTE

This Amendment to Seed Capital Acceleration Loan Agreement and Seed Capital Loan Note (this “Second Amendment”) is made and entered into as of the date below and effective as of May 1, 2019 (the “Effective Date”) by and between Sun BioPharma, Inc., a Delaware corporation (“Maker”) and Institute for Commercialization of Public Research, Inc. now known as Institute for Commercialization of Florida Technology, Inc. and its wholly owned subsidiary, Florida Technology Seed Capital Fund, LLC (“Lender”).

RECITALS

A.     Maker and Lender entered into that Seed Capital Accelerator Loan Agreement dated October 26, 2012 (the “Loan Agreement”) pursuant to which Maker issued to Lender that Seed Capital Loan Note dated October 26, 2012 whose total principal amount is $300,000 and attached hereto as Exhibit A (the “Note”) and the first amendment thereto effective October 26, 2017.

B.     Maker and Lender desire to extend the Maturity Date of the Note as set forth in, and on the terms and conditions of, this Amendment.

NOW, THEREFORE, in consideration of the promises set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are by execution of this Amendment acknowledged, Maker and Lender agree as follows:

1.     Maturity Date. Notwithstanding anything to the contrary in the Loan Agreement or the Note, the Maturity Date of the Note shall be the earliest to occur of the following events: (a) the date on which a Mandatory Repayment Event has occurred or has been deemed to have occurred; or (b) December 31, 2019.

2.     Monthly Payments and Warrants. In consideration of Lender’s agreement to extend the Maturity Date, Maker shall make payments to Lender in the amount and on the dates here:

Due date	Amount
May 1, 2019	$10,000.00
June 1, 2019	$10,000.00
July 1, 2019	$10,000.00
August 1, 2019	$10,000.00
September 1, 2019	$10,000.00
October 1, 2019	$10,000.00
November 1, 2019	$10,000.00
December 1, 2019	$10,000.00
December 31, 2019	Balance

The entirety of the balance including principal and interest will be due no later than December 31, 2019 and payable in one lump sum.

All payments shall be applied first to accrued interest under the Note and second to the payment of the principal amount outstanding under the Note. Maker’s failure to make any scheduled payment within ten (10) calendar days of when due shall be an “Event of Default” under the terms of the Loan Agreement and the Note, entitling Lender to exercise any and all remedies at law, in equity, and under the Loan Agreement and the Note.

      The Maker also grants to the Lender 5,555 Common Stock Warrants under the terms as described in Exhibit B (the “Warrant”) to be held in the Lender’s wholly owned subsidiary Florida Technology Seed Capital Fund, LLC.

3.     Effect of Amendment. All provisions of the Loan Agreement and the Note which are not specifically amended by this Amendment, including, without limitation, the Note’s provisions regarding the Interest Rate and the Loan Agreement’s negative and affirmative covenants, shall remain in full force and effect without any changes. As amended hereby, the Agreement and the Note shall remain in full force and effect in accordance with their respective terms. For the avoidance of doubt, notwithstanding any provision of this Amendment or any action or inaction by Lender, except as amended hereby, all rights and privileges of Lender under the Loan Agreement and the Note are retained by Lender and nothing in this Amendment constitutes or is intended to constitute a waiver thereof. If a conflict exists between the provisions of this Amendment and the Agreement or the Note, this Amendment shall control.

4.     Miscellaneous. The recitals set forth above are complete and accurate in all respects, and are hereby incorporated into this Amendment. Unless indicated otherwise, all capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement or the Note, as applicable. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.  This Amendment may be executed in counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to an electronic mail message, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Each party hereby irrevocably waives any objection that it has or may have in the future as to the validity of any such electronic transmission of a signature page.

The parties have executed this Second Amendment to Seed Capital Acceleration Loan Agreement and Seed Capital Loan Note on _________________, 2019.

MAKER:

Sun BioPharma, Inc.

By:
Name: Dr. Michael T. Cullen
Title: Chief Executive Officer

Date:

LENDER:

INSTITUTE FOR COMMERCIALIZATION OF FLORIDA TECHNOLOGY, INC. and FLORIDA TECHNOLOGY SEED CAPITAL FUND, LLC by their manager Florida Funders Management, LLC

By:
Name: R. Kevin Adamek
Title: Partner

Date:

EXHIBIT A

Note

Exhibit B

Warrant